UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2015 (December 17, 2015)

CAREY CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 17, 2015, Hamilton Finance LLC (“Hamilton”), a newly-formed, wholly-owned, special purpose financing subsidiary of Carey Credit Income Fund (the “Company”), entered into a senior-secured term loan credit facility (the “Hamilton Credit Facility”) with JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, each of the lenders from time to time party thereto, and U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary. The Hamilton Credit Facility provides for delayed-draw borrowings in an aggregate principal amount of $175,000,000 on a committed basis during the four years following the closing date of the Hamilton Credit Facility.

The Company may contribute cash and sell or contribute loans or bonds (collectively, “assets”) to Hamilton from time to time, and will receive fair market value for any assets sold to Hamilton or will receive an increase in the value of its interests in Hamilton for any assets contributed. Hamilton may purchase additional assets from various sources. Hamilton has appointed the Company to manage its portfolio of assets pursuant to the terms of an investment management agreement. Hamilton’s obligations to JPM under the Hamilton Credit Facility are secured by a first priority security interest in substantially all of the assets of Hamilton, including its portfolio of assets. The obligations of Hamilton under the Hamilton Credit Facility are non-recourse to the Company, and the Company’s exposure under the Hamilton Credit Facility is limited to the value of the Company’s investment in Hamilton.

Pricing under the Hamilton Credit Facility is based on the London Interbank Offered Rate (“LIBOR”) for a three-month interest period, plus a spread of 2.65% per annum. Interest is payable in arrears beginning on March 24, 2016 and each quarter thereafter. Any amounts borrowed under the Hamilton Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on December 17, 2019. Hamilton incurred certain customary costs and expenses in connection with obtaining the Hamilton Credit Facility.

Borrowings under the Hamilton Credit Facility are subject to a compliance condition which will be satisfied at any given time if the outstanding advances to Hamilton by the lenders minus the amount of principal and certain interest proceeds in Hamilton’s accounts is less than or equal to sixty percent (60%) of the net asset value of Hamilton’s portfolio of assets.

In connection with the Hamilton Credit Facility, Hamilton has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Hamilton Credit Facility contains customary events of default for similar financing transactions, including: (a) the failure to make principal payment when due or any other payments under the Hamilton Credit Facility within two business days of when due; (b)  the insolvency or bankruptcy of Hamilton or the Company; (c) a change of control of Hamilton shall have occurred; (d) Carey Credit Advisors, LLC or an affiliate thereof ceases to be the Company’s investment advisor; and (e) Guggenheim Partners Investment Management, LLC or an affiliate thereof ceases to be the Company’s investment sub-advisor. Upon the occurrence and during the continuation of an event of default, JPM may declare the outstanding advances and all other obligations under the Hamilton Credit Facility immediately due and payable.

The occurrence of events of default (as described above) or events defined as “Coverage Events” in the loan agreement governing the Hamilton Credit Facility triggers (i) a requirement that Hamilton obtain the consent of JPM prior to entering into any sale or disposition with respect to portfolio assets and (ii) certain rights of JPM to direct Hamilton to enter into sales or dispositions with respect to any portfolio assets, in each case, in JPM’s sole discretion.

Borrowings of Hamilton will be considered borrowings by the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Hamilton Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated by reference herein.

Item 1.02.    Termination of a Material Definitive Agreement.

On December 17, 2015, in connection with its entry into the Hamilton Credit Facility, the Company repaid all outstanding obligations under a promissory note (the “Promissory Note”) with WPC Holdco LLC (the “Lender”), in the amount of thirty-three million dollars ($33,000,000) plus all accrued interest outstanding as of December 17, 2015. Under the Promissory Note, the Company may have borrowed up to an additional seventeen million dollars ($17,000,000) from the Lender under a series of similar promissory notes on an unsecured basis; however, there was no funding commitment agreement between the Company and the Lender. The floating interest rate on the borrowed amount was 1.10% plus one month LIBOR. All amounts borrowed from the Lender were due on December 30, 2015.

The Company was permitted to repay its obligations under the Promissory Note prior to December 30, 2015 and no termination fee or other penalty was payable in connection with the early repayment.

The Lender was a wholly owned subsidiary of W. P. Carey Inc. and it was the direct owner of Carey Credit Advisors, LLC (“CCA”). The Company is externally managed by CCA pursuant to an investment advisory agreement. CCA owns approximately fifty percent (50%) of the Company’s outstanding common stock.

The foregoing description of the Promissory Note does not purport to be complete and it is qualified in its entirety by the full text of the form of Promissory Note which was filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2015 on August 14, 2015.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1

Loan Agreement, dated as of December 17, 2015, by and among Hamilton Finance LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, each of the lenders from time to time party thereto, and U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary.

10.2	Sale and Contribution Agreement, dated as of December 17, 2015, between Hamilton Finance LLC, as purchaser, and the Company, as seller.

10.3	Investment Management Agreement, dated as of December 17, 2015, by and between Hamilton Finance LLC and the Company, as investment manager.

10.4

Collateral Administration Agreement, dated as of December 17, 2015, by and among Hamilton Finance LLC, JPMorgan Chase Bank, National Association, as administrative agent, the Company, as investment manager and U.S. Bank National Association, as collateral administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAREY CREDIT INCOME FUND

Date: December 22, 2015	By:	/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1

Loan Agreement, dated as of December 17, 2015, by and among Hamilton Finance LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, each of the lenders from time to time party thereto, and U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary.

10.2	Sale and Contribution Agreement, dated as of December 17, 2015, between Hamilton Finance LLC, as purchaser, and the Company, as seller.

10.3	Investment Management Agreement, dated as of December 17, 2015, by and between Hamilton Finance LLC and the Company, as investment manager.

10.4

Collateral Administration Agreement, dated as of December 17, 2015, by and among Hamilton Finance LLC, JPMorgan Chase Bank, National Association, as administrative agent, the Company, as investment manager and U.S. Bank National Association, as collateral administrator.